Exhibit 99.1

News Release

TNS, Inc. Announces First Quarter 2004 Financial Results
- TNS Reports Highest First Quarter Revenues in Company History-

RESTON, Va. – April 22, 2004 –TNS, Inc. (NYSE: TNS) a leading provider of business-critical, cost-effective data communications services for transaction-oriented applications, today reported first quarter 2004 results.

Total revenue for the first quarter of 2004 increased 18.8% to $60.2 million from first quarter 2003 revenues of $50.6 million.  Gross margin in the first quarter of 2004 of 49.0% increased 470 basis points from first quarter 2003 gross margin of 44.3%. First quarter 2004 GAAP net loss attributable to common stockholders was $5.1 million, or $(0.34) per share, versus a first quarter 2003 GAAP net loss of $6.0 million, or $(0.49) per share. Adjusted earnings for the first quarter of 2004 increased to $4.9 million, or $0.33 per share, from first quarter 2003 adjusted earnings of $2.2 million, or $0.18 per share (adjusted earnings and adjusted earnings per share are non-GAAP measures, see “Financial Measures” below for a discussion of these metrics). The Company completed its initial public offering of 4,420,000 shares of common stock on March 16, 2004.

Jack McDonnell, Chairman and CEO, commented, “First quarter results, TNS’ first quarter as a public company, were excellent as solid revenue growth leveraged careful cost control in the quarter, demonstrating the scalability of our business model. Revenues at TNS’ International Services Division, Financial Services Division and Telecommunication Services Division were especially strong, driven by higher volumes in the quarter. The growth in these businesses more than balanced the continuing price pressure in our POS business.  These overall results support TNS’ strategic plan of pursuing growth opportunities in the ISD, FSD and TSD segments by leveraging our core competencies through new customer acquisition, the development of new customer service offerings, deepening penetration of existing customers, and making selected acquisitions. I congratulate the entire TNS team on a successful initial public offering and achieving a strong start as a newly public company.”

Financial Review:

•                  First quarter 2004 total revenue increased 18.8% to $60.2 million from first quarter 2003 revenue of $50.6 million. Included in revenue are the following components:

•                  Revenue from the International Services Division increased 80.4% to $16.7 million from first quarter 2003 revenue of $9.2 million. ISD revenue sharply increased primarily through higher volumes from our POS customers mainly in the U.K., Australia, France and Spain.  To a lesser extent, ISD benefited from foreign exchange.

•                  Revenue from the Financial Services Division increased 25.9% to $6.0 million from first quarter 2003 revenue of $4.8 million through growth in the number of customer connections.

•                  Revenue from the Telecommunication Services Division increased 20.5% to $8.6 million from first quarter 2003 revenue of $7.1 million primarily through increased usage of call signaling services.

•                  Revenue from the POS Division decreased 2.0% to $28.9 million on 1.86 billion transactions from $29.5 million in first quarter 2003 on 1.85 billion transactions as a result of continuing price compression.

•                  First quarter 2004 gross margin of 49.0% increased 470 basis points from first quarter 2003 reflecting increased contribution from ISD and FSD. Adjusted earnings for the first quarter of 2004 increased to $4.9 million, or $0.33 per share, from first quarter 2003.

Outlook:

•                  Total revenue growth of 11-14% to $60.0-$62.0 million in the second quarter of 2004 versus $54.1 million in the second quarter 2003.

•                  Adjusted earnings of $5.0-$6.0 million in the second quarter of 2004 versus $3.3 million in the second quarter of 2003.

Henry Graham, Executive Vice President and CFO, commented, “First quarter trends indicate that a number of business dynamics are occurring more quickly than we anticipated, including the rate of growth in our international, financial and telecommunication services divisions, which partially offsets an increase in pricing pressure in our POS segment. We expect solid growth in revenue and adjusted earnings in the second quarter of 2004 and continue to remain enthusiastic about our 2004 growth opportunities. In 2004, we expect target revenue growth of 10-12%, incorporating increasing contributions from the TSD, FSD and ISD segments offset by moderation in POS revenue resulting from price compression, and solid adjusted earnings growth.”

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release the Company presents adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Adjusted earnings is determined by taking pretax income or loss after equity in net loss of unconsolidated affiliate and adding back certain non-cash items, including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected at a 38% rate. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company’s internal reporting to measure operations of the Company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

TNS will host a conference call to discuss first quarter 2004 financial results on Thursday, April 22, 2004, at 5:00 p.m. ET.  The dial-in number for the conference call is (617) 786-2962, passcode #53739921.  The call is also being webcast and there will be an accompanying slide presentation, which can be accessed at TNS’ web site at www.tnsi.com.  For those who cannot listen to the live broadcast, a replay of the call will be available from April 22, 2004 at 7:00 p.m. through May 22, 2004, and can be accessed by dialing (617) 801-6888, passcode #22306251.

About TNS

TNS is one of the leading providers of business-critical, cost-effective data communications services for transaction-oriented applications and operates through its wholly owned subsidiary Transaction Network Services, Inc. TNS provides rapid, reliable and secure transaction delivery platforms to enable transaction authorization and processing across several vertical markets and trading communities.

Since its inception in 1990, TNS has designed and implemented multiple data networks, each designed specifically for the transport of transaction-oriented data. TNS’ networks support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods. TNS’ network technologies have been deployed in the United States and internationally, and TNS’ network has become a preferred network servicing the trading community, wireless and wireline carriers, and the card processing and dial-up automated teller machine markets. For further information about TNS, please refer to www.tnsi.com.

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s prospectus filed with the SEC on March 16, 2004.  In addition, the statements in this press release are made as of April 22, 2004.  The Company expects that subsequent events or developments will cause its views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to April 22, 2004.

CONTACT:	TNS, Inc.	Lippert/Heilshorn & Associates
	Pam Preston, 703-453-8509	Jody Burfening/Carolyn Capaccio
	investorrelations@tnsi.com	212-838-3777

TNS, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2004	March 31, 2003

Revenues	$60,156	$50,631
Operating expenses:
Cost of network services	30,692	28,177
Engineering and development	3,439	2,872
Selling, general, and administrative	11,019	8,988
Depreciation and amortization of property and equipment	4,806	4,782
Amortization of intangible assets	8,508	6,286
Total operating expenses	58,464	51,105
Income from operations	1,692	(474)
Interest expense	(4,433)	(2,878)
Interest and other income	137	574
Loss before income taxes and equity in net loss of unconsolidated affiliate	(2,604)	(2,778)
Income tax benefit	982	343
Equity in net loss of unconsolidated affiliate	(37)	—
Net loss	(1,659)	(2,435)
Dividends on preferred stock	(3,428)	(3,582)
Net loss attributable to common stockholders	$(5,087)	$(6,017)

Basic and diluted net loss per common share	$(0.34)	$(0.49)

Basic and diluted weighted average common shares outstanding	14,906,191	12,373,263

TNS, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$10,917	$11,074
Accounts receivable, net	44,429	41,490
Other current assets	9,127	7,457
Total current assets	64,473	60,021
Property and equipment, net	44,242	45,745
Goodwill and identifiable intangible assets, net	219,863	228,372
Other assets	7,685	8,221
Total assets	$336,263	$342,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11,250	$28,731
Accounts payable, accrued expenses and other current liabilities	35,999	42,072
Deferred revenue	8,687	7,320
Total current liabilities	55,936	78,123
Long-term debt, net of current portion	67,010	121,664
Other liabilities	3,600	3,614
Total liabilities	126,546	203,401

Class A redeemable convertible preferred stock	—	176,470

Total stockholders’ equity (deficit)(1)	209,717	(37,512)
Total liabilities and stockholders’ equity	$336,263	$342,359

(1)             The Company completed its initial public offering of 4,420,000 shares of common stock on March 16, 2004.  In connection with the IPO, the Company converted all of its outstanding Class A redeemable convertible preferred stock plus accrued and unpaid dividends into 9,984,711 shares of common stock.  As of March 31, 2004 TNS had 26,778,322 common shares outstanding.

TNS, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2004	March 31, 2003

Net loss	$(1,659)	$(2,435)
Non-cash and working capital items	6,750	15,366
Net cash provided by operating activities:	5,091	12,931
Purchases of property and equipment	(3,120)	(4,542)
Purchase of Openet S.r.l., net of cash acquired	—	(1,985)
Net cash used in investing activities:	(3,120)	(6,527)
Proceeds from issuance of long-term debt, net	79,031	—
Repayment of long-term debt	(153,146)	(3,982)
Payment of dividend on preferred stock	(173)
Proceeds from stock option exercises	3	14
Proceeds from issuance of common stock, net	71,598	—
Net cash used in financing activities:	(2,687)	(3,968)
Effect of exchange rates on cash and cash equivalents	559	(311)
Net (decrease) increase in cash and cash equivalents	(157)	2,125
Cash and cash equivalents, beginning of period	11,074	5,984
Cash and cash equivalents, end of period	$10,917	$8,109

TNS, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2004	March 31, 2003

Loss before income taxes and equity in net loss of unconsolidated affiliate (GAAP)	$(2,604)	$(2,778)
Add back the following items:
Equity in net loss of unconsolidated affiliate	(37)	—
Amortization of intangible assets	8,508	6,286
Other debt related costs (2)	2,022	—
Stock compensation expense	76	30
Adjusted earnings before income taxes	7,965	3,538
Income tax provision at 38%	3,027	1,344
Adjusted earnings	4,938	2,194

Weighted average shares – diluted	14,961,154	12,373,263

Adjusted earnings per share – diluted	$0.33	$0.18

(2)          Represents the non-cash write-off of debt issuance costs associated with the early payoff of term debt.

# # #